Exhibit 10.30
Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

AMENDED AND RESTATED MASTER SERVICE AGREEMENT
FOR METRO DARK FIBERS

By and Between

ZAYO FIBER SOLUTIONS, LLC

And

tw telecom holdings inc.

DATED: APRIL 28, 2011

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

AMENDED AND RESTATED MASTER SERVICE AGREEMENT FOR DARK FIBERS

THIS AMENDED AND RESTATED MASTER SERVICE AGREEMENT FOR DARK FIBERS (this "Agreement") is made and entered into as of April 28, 2011, (“Effective Date”) by and between Zayo Fiber Solutions, LLC, a Delaware limited liability company, a wholly owned subsidiary of Zayo Group, LLC ("Zayo"), and tw telecom holdings inc. on behalf of itself and its Affiliates ("User"). This Agreement is an amendment and restatement to the Indefeasible Right of Use Agreement Master Service Agreement Dark Fibers by and between Zayo f/k/a AGL NETWORKS, LLC and User (fka tw telecom of georgia l.p. and f/k/a Time Warner Telecom of Georgia, L.P., dated December 16, 2005 and as amended “Existing Agreement”). As of the Effective Date, this Agreement replaces and supersedes the Existing Agreement in its entirety and all Service Orders currently provided in accordance with the Existing Agreement shall be provided in accordance with this Agreement. For purposes of the Service Orders provided under the Existing Agreement prior to the Effective Date, wherever appropriate, the term “IRU” as specified in the Service Order shall refer to “Lease”.

WHEREAS, Zayo owns a fiber optic communication system which will include the User Dark Fibers; and

WHEREAS, User desires to receive from Zayo, and Zayo desires to grant to User a lease to certain User Dark Fibers and associated property in the Zayo System, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, and for other good and valuable considerable, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Definitions.

1.1    In addition to the terms defined elsewhere in this Agreement, the following capitalized terms and derivatives thereof shall have the meanings respectively ascribed to them in this Section 1.1.

“Acceptance Date” is defined in Section 6.2.

"Affiliate" shall mean, with respect to any Person, any other Person, who directly or indirectly controls, is controlled by, or is under common control with that Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether by way of equity ownership, contract or otherwise.

“Additional On-Net Building” means a commercial single or multitenant building, which is connected to a Ring containing the Initial User Dark Fiber by an existing Lateral Spur or connection that may be added from time to time to the Lease under the terms, conditions and prices, set forth in Exhibit B.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

“Additional On-Net Central Office ” means a ILEC, CLEC, Carrier Hotel or building utilized for similar communication or data purposes, which is connected to a Ring containing the Initial User Dark Fiber by an existing Lateral Spur or connection, that may be added from time to time to the Lease under the terms, conditions and prices, set forth in Exhibit B.

“Additional Services Offerings” shall mean those services, Term extensions or additional fiber infrastructure offerings that may be added to the Agreement from time to time through a Service Order as detailed in Exhibit B.

“Additional User Dark Fiber” shall mean additional fiber strands as described in Section 1 and 2 of Exhibit B that shall be made available to the User, under the terms, conditions and prices, set forth in Exhibit B.

“Additional User Dark Fiber Option Payment” shall have the meaning described in Exhibit A.

"Agreement" shall mean this Indefeasible Right of Use Agreement and its Exhibits, as amended, supplemented by Service Orders or modified from time to time.

"As‑Built Drawings" shall mean drawings in accordance with the specifications set forth in Exhibit C.

“Associated Property” shall mean, with respect to each Segment, the following described tangible and intangible property necessary for the use of the User Dark Fibers for the purposes described in this Agreement; (a) Zayo’s rights in all Underlying Rights, subject to the terms, conditions and limitations thereof, (b) Manholes, Handholes and User Handholes, and (c) pole attachment licenses. As used in this Agreement, the term “Associated Property” does not include (i) any other telecommunications equipment of Zaup or any other Person, (ii) the Innerduct in which the User Dark Fibers are housed or (iii) any Lateral Spurs unless such are specifically depicted as part of the User Route or are associated with the Initial or Additional On-Net Buildings or On-Net Central Offices.

“Buckhead Fiber Option” shall have the meaning described in Exhibit B.

"Cable" shall mean fiber optic cable, the fiber optic strands contained therein (including the User Dark Fibers), and any other communications transmission media which may be included in the Zayo System and in any Lateral Spurs, and associated splicing connections and splice boxes located in the Zayo System and in any Lateral Spurs.

"Committed Delivery Dates" shall mean subject to Events of Force Majeure and any other extensions of time provided for in this Agreement, the dates set forth in Exhibit A, or in an applicable Service Order.

"Confidential Information" shall mean, subject to Section 18.1(d), any data or information marked confidential, restricted, proprietary or with a similar designation, other than Trade Secrets, that is of value to a Party and is not generally known to competitors of such Party. To the extent consistent with the foregoing, Confidential Information includes information that concerns the operations, facilities, plans, affairs and businesses of a Party, the financial affairs of a Party, and the relations of a Party with its customers, employees and service providers. Confidential Information also includes any information

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

which a Party obtains from a third Person which such Person designates as confidential information, whether or not owned or developed by such Person.

“Connecting Extension” shall mean the portion of the System Route which extends from or bisects a Ring which may contain the User Dark Fiber and as identified in Exhibit A.

“Demarcation Point” shall mean a boundary point at an existing splice point or patch point, or future splice point or patch point, where a User supplied cable or fiber is joined to the User Dark Fibers. The side of the Demarcation Point on which the Zayo System is located shall be called the “Network Side.” The other side shall be called the “Premise Side.”

"Dollars" or "$" shall mean U.S. Dollars.

"Estimated Route Miles" shall mean the Parties' best estimate of total linear miles for the User Route, as set forth in Exhibit A and each individual Service Order.

"Handhole" shall mean a structure similar in function to a Manhole, but which is too small for personnel to enter. As used in this Agreement, the term "Handhole" refers to handhole structures owned or acquired from third parties (whether by lease, sublease, indefeasible right of use or otherwise) by Zayo and located on the System Route (containing the User Dark Fiber) and does not include Cable or other telecommunications equipment or facilities of Zayo or any other Person located within such handhole structures.

"Impositions" shall mean all taxes, fees, levies, imposts, duties, charges or withholdings of any nature (including ad valorem, real property, gross receipts, franchise, license and permit fees), together with any penalties, fines or interest thereon arising out of the transactions contemplated by this Agreement and/or imposed upon the Zayo System, or any part thereof, or upon the User Dark Fibers, the User Equipment or any other property or facilities of User, or any part thereof, by any federal, state or local government or other public taxing authority.

“Initial On-Net Buildings” means a commercial single or multitenant building, which is connected to a Ring containing the Initial User Dark Fiber by an existing Lateral Spur or connection, provided to User under the terms, conditions and prices, set forth in Exhibit A.

“Initial On-Net Central Offices” means a ILEC, CLEC, Carrier Hotel or building utilized for similar communication or data purposes, which is connected to a Ring containing the Initial User Dark Fiber by an existing Lateral Spur or connection, provided to User under the terms, conditions and prices, set forth in Exhibit A.

“Initial User Dark Fiber(s)” shall mean [***] fiber strands in each of the main Rings and [***] fiber strands in the overlapping cross sections connecting the main Rings as further described in Exhibit A.

"Innerduct" shall mean a single, enclosed HDPE tube and space within that tube used to enclose and carry Cable.

"Interest Rate" shall mean the lower of (i) the highest rate permitted by law, or (ii) [***] per month, compounded monthly.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

"Lateral Spur" shall mean a discrete fiber optic communication system segment, span or spur that branches off from the Zayo System and that contains less than all of the ducts and Innerducts or Cable (with fewer fiber optical strands) included in the Zayo System. As used in this Agreement, the term “Lateral Spur” refers only to those segments, spans or spurs that are owned or acquired by Zayo.

"Manhole" shall mean a below ground level enclosure entered through a hole on the surface covered with a cast iron, cast aluminum, steel or concrete manhole cover, which personnel may enter and use for the purpose of installing, operating and maintaining facilities associated with a fiber optic communications system. As used in this Agreement, the term “Manhole” refers to manhole structures owned or acquired from third parties (whether by lease, sublease, indefeasible right of use or otherwise) by Zayo and located on the System Route (containing the User Dark Fiber) and does not include Cable or other telecommunications equipment and facilities of Zayo or any other Person located within such manhole structures.

"Party" shall mean each of Zayo and User and "Parties" shall mean Zayo and User.

"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint‑stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Ring" shall mean a contiguous assembly of the Zayo System that starts and ends at the same location as generally identified in Exhibit A and each individual Service Order.

"Route Miles" shall mean, with respect to Exhibit A and each Service Order, the number of linear route miles (to the nearest thousandth of a mile) as constructed and based upon the applicable As‑Built Drawings.

"Segment" shall mean one of the discrete segments, spans or portions of a Ring as generally identified in Exhibit A and each individual Service Order.

“Service Order” is defined in Section 3.4.

"System Route" shall mean actual route of the Zayo System as generally identified in Exhibit A and each individual Service Order.

"Trade Secret" shall mean any information of a Party, without regard to form, including technical or non‑technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, business plans, software programs (including the object and source code thereto) or a list (whether in written form or otherwise) of actual or potential customers or suppliers, marked or otherwise expressly identified as a “Trade Secret” which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Trade Secrets also include any information described in this paragraph which a Party obtains from a third Person which such Person treats as proprietary or designates as trade secrets, whether or not owned or developed by such Person.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

“Underlying Rights” shall mean all pole attachment agreements, deeds, leases, easements, rights-of-way agreements, licenses, franchises, permits, grants and other rights, titles, approvals and interests that are necessary for the construction, installation, maintenance, operation, use or repair of the AGLN System, Innerducts, Lateral Spurs, Cable or User Dark Fibers, as applicable.

"Underlying Rights Requirements” means the requirements, terms, conditions, obligations, liabilities, restrictions, and/or limitations on User's right to use and operate the User Dark Fibers and the Associated Property and to access, install, operate, repair, maintain and replace the User Equipment, contained in this Agreement, in the Underlying Rights, in all applicable government codes, ordinances, laws, rules, permits, pole attachment licenses, approvals and regulations, and all safety, operational and other rules and regulations imposed in connection with any of the foregoing.

"User Equipment" shall mean any optronic, electronic, optical, or power equipment, and any other facilities, material or equipment owned, possessed or utilized by User, located within the Zayo System or directly connected at the Premise Side of the Demarcation Point to the Zayo System, including all conduits (and other conduit tubing) and fiber cable in any lateral spur owned by User and connecting to any of the User Dark Fibers.

"User Handhole" shall mean any Handhole that serves as a Connecting Point to any of the User Dark Fibers that is constructed by Zayo for User pursuant to the provisions of Section 9.2(c).

"User Route" is the route of the User Dark Fibers in the System Route particularly described or depicted in Exhibit A and each individual Service Order along which the User Dark Fibers are or will be located.

“Zayo System” shall mean the integrated multi-conduit or overhead support strand, multi-ring fiber optic communication system comprised of Innerducts and other conduit tubing, Manholes, Handholes and the Cable located therein; and/or the aerial network system comprised of overhead support strand and Cable lashed thereupon. As used in this Agreement, the term “ZFS System” refers only to the multi-conduit or overhead support strand, multi-ring fiber optic communication system owned or acquired by ZFS and does not include (i) the telecommunications equipment and facilities of ZFS or any other Person located within such system and (ii) Lateral Spurs unless such are specifically depicted as part of the User Route or are associated with the Initial or Additional On-Net Buildings or On-Net Central Offices.

1.2    The following terms have the respective meanings ascribed to them in the Section indicated in the table below:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Term	Section

Connecting Points	9.1
Events of Force Majeure	21.1
Fiber Acceptance Testing	6.1
Finally Determined Taxes and Fees	16.5(b)
Lease	3.1
Lease Effective Date	8.1
Lease Fee	4.1
Routine Maintenance	10.1(a)
Acceptance Date	6.2
Completion Notice	6.1
Service Affecting Condition	10.2
Term	8.2
User Dark Fibers	3.1
User Media	9.1
User Maintenance Fee	Exhibit D

2.    The Zayo System

2.1    The Zayo System generally will follow the route and will connect the Segments as identified in Exhibit A and each individual Service Order. Zayo shall use commercially reasonable efforts to deliver to User a Completion Notice for the User Dark Fibers as identified in Exhibit A and for each Service Order on or before the respective Committed Delivery Date set forth in Exhibit A or the applicable Service Order.

2.2    The specific route and location of each Ring of the Zayo System, including the specific location of Manholes and Handholes, is subject to the Underlying Rights and Zayo's absolute discretion; provided, however, that Zayo shall not take action that is detrimental to User’s rights granted hereunder and the Zayo System will connect each Segment to form integrated multi‑conduit Rings, inclusive of Connecting Extensions, as generally identified in Exhibit A and each individual Service Order.

2.3    Notwithstanding anything to the contrary contained in this Agreement, Zayo may elect to acquire any portion of the Zayo System from third parties (whether by lease, sublease, indefeasible right of use or otherwise) in lieu of constructing and installing the Zayo System with respect to such portion; provided any such third party acquisition does not encumber or change User’s rights and privileges conveyed hereunder.

2.4    Notwithstanding anything to the contrary contained in this Agreement, Zayo may assign or subcontract to a third Person any or all of Zayo's duties or obligations to User under this Agreement (including Zayo's duties or obligations under Sections 5, 6, 9 and 10 herein), provided that Zayo shall remain obligated to User under the terms of this Agreement for any such duties.

3.    Grant of Rights in the Zayo System

3.1    As of the Acceptance Date for the (i) Initial User Dark Fibers, Initial On-Net Buildings and Initial On-Net Central Offices as described in Exhibit A, (ii) any renewals or Additional Services

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Offerings added from time to time via a Service Order, or (iii) any additional services added from time to time via a Service Order underpricing, terms and conditions as mutually agreed upon by the Parties in such Service Order, and subject to the payment obligations provided in the Agreement or in a Service Order as applicable, Zayo grants to User and User receives from Zayo (a) a lease in the fiber optic strands of the Cable which will be specifically identified by Zayo prior to the Acceptance Date (the "User Dark Fibers"), and (b) the associated and nonexclusive right to use the Associated Property, all such rights upon and subject to the terms and conditions set forth in this Agreement or Service Order (collectively, the "Lease").

3.2    Except as expressly set forth herein, the Lease does not include the right of User to own, maintain, modify or revise the User Dark Fibers or the Associated Property, the right of physical access to the Zayo System, the right to encumber the Zayo System in any manner, or the right to use the Zayo System in any manner inconsistent with this Agreement.

3.3     User acknowledges and agrees that during the Term technological advances in optical fiber are likely to occur. Notwithstanding anything to the contrary contained in this Agreement, Zayo shall have the right to, upon not less than one hundred twenty (120) days written notice to User, substitute an equal number of dark fibers for the User Dark Fibers within any Segment or portion thereof (which alternative dark fibers shall thereupon constitute User Dark Fibers), provided that in such event, such substitution (a) shall be effected at the sole cost of Zayo and Zayo will reimburse User for reasonable, substantiated direct costs incurred by User as a result of the substitution, (b) shall be performed in accordance with the specifications and procedures set forth in Exhibit C, (c) shall incorporate fiber optic strands meeting or exceeding the specifications set forth in Exhibit C and shall be tested in accordance with Fiber Acceptance Testing and Article 6, (d) shall not change the Demarcation Points or Connecting Points, and Zayo shall use commercially reasonable efforts to minimize any interruption or interface with the operation of the User Dark Fibers. Neither this Agreement nor the Lease granted hereby conveys any form or type of title in any real or personal property, including the Zayo System, any Segment, the User Dark Fibers or any portion of any of the foregoing. The Parties intend that this Agreement constitutes a true lease of the User Dark Fibers and not a sale of the User Dark Fibers.

3.4     From time to time, User may order additional services from Zayo based on (i) the Additional Services Offerings contained in Exhibit B, or (ii) any additional services added from time to time via a Service Order underpricing, terms and conditions as mutually agreed upon by the Parties in such Service Order. The Parties will execute a service order following the format of Exhibit B-1 (a "Service Order") setting forth, without limitation, applicable renewals, the number of User Dark Fibers, applicable On-Net Buildings, applicable On-Net Central Office Buildings, Demarcation Points, Lease Fee (as defined below), User Maintenance Fee, if any, Committed Delivery Date, estimated installation charges, if any, and all fees and any other relevant terms agreed upon by the Parties. Upon execution by Zayo and User, each new Service Order is automatically incorporated into and subject to the terms of the Agreement.

4.    Payment

4.1     In consideration of the grant of the Lease hereunder by Zayo to User, User agrees to pay to Zayo for (i) the Initial User Dark Fiber, Initial On-Net Buildings and Initial On-Net Central Offices, User Maintenance Fee, the Additional User Dark Fiber Option Payment, and Associated Property, all as specified in Exhibit A, and/or for (ii) Additional Services Offerings contained in Exhibit B, as added from time to time via a Service Order, and/or for (iii) additional services as may be added from time to

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

time via a Service Order underpricing, terms and conditions as mutually agreed upon by the Parties in such Service Order (collectively "Lease Fee"). User shall pay such fees thirty (30) days from receipt of invoice.

    4.2    Payment of the Initial User Dark Fiber Lease Fee described in Exhibit A shall be made by wire transfer of immediately available funds in accordance with wire instructions to be provided by Zayo. Payments of all other amounts by User hereunder may be made by company check of immediately available funds payable to Zayo.

    4.3    If a Party fails to make any payment under this Agreement when due, then, in addition to such sum and to any other rights and remedies the unpaid Party may have, the non-paying Party shall pay interest on such unpaid amount at the Interest Rate. Notwithstanding the foregoing, no interest shall accrue on any withheld payment that is disputed in good faith by a Party while such dispute is pending. If such dispute is later resolved against the non-paying Party, such amount shall bear interest from the date when due until paid at the Interest Rate.

4.4     In addition to the amounts payable under Section 4.1, User shall be responsible to pay directly or reimburse Zayo, as requested by Zayo, for all other pre-approved sums, costs, fees and expenses that are required to be paid under this Agreement, including the User Maintenance Fee as defined in Exhibit A for Routine Maintenance. Zayo will invoice User for all pre-approved sums, costs, fees and expenses owed by User to Zayo, and User shall pay such invoices within thirty (30) days of receipt of the invoice. The User Maintenance Fee shall be invoiced monthly during the Term and during any extension of the Term. Zayo reserves the right to direct payment of the Lease Fee, the User Maintenance Fee and any other fees or charges to Zayo or to any other party.

4.5    All payments made by User under this Article 4 shall be made without any deduction or withholding for or on account of any Imposition.

4.6    Payment of Recurring Charges. If a recurring charge is specified in a Service Order, Zayo will invoice User in advance of each period (but not more than thirty (30) days in advance) for the recurring charge and User will pay the recurring charge within thirty (30) days of the invoice date. Unless otherwise provided in the Service Order, Zayo will begin to invoice the recurring charge on the Acceptance Date. Invoices for partial months will be prorated.

Both Parties agree that the fixed pricing for the Initial User Dark Fibers, Initial On-Net Buildings and Initial On-Net Central Offices as described in Exhibit A, or any renewals or Additional Service Offerings as described in Exhibit B, shall continue to be applicable for the Initial or Renewal Term (as applicable) solely for the fibers and services described in Exhibit A and Exhibit B. Notwithstanding the above, any new User Dark Fibers, on-net buildings, on-net central offices and/or additional services that are not included in Exhibit A and/or Exhibit B may be requested by User from time to time via a Service Order mutually agreed upon by the Parties. The pricing, terms and conditions for such new User Dark Fibers, on-net buildings, on-net central offices and/or additional services shall be negotiated on an individual case basis between the Parties.

5.    Construction of the Zayo System

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

5.1    Zayo shall, at Zayo's sole cost and expense, be responsible for and shall effect the design, engineering, installation and construction of the Zayo System in accordance with the construction specifications set forth in Exhibit C. Nothing contained in this Agreement shall prohibit Zayo from commencing construction on any part of the Zayo System prior to obtaining the Underlying Rights for the entire System Route. If such Underlying Rights are not obtained as of the Completion Date, User at its option may either request an alternate Segment between the affected Connecting Points or terminate such affected portion of the System Route without charge or liability.

5.2    Except as may be expressly provided herein, Zayo shall, at Zayo's sole cost and expense, procure all materials to be incorporated in and to become a permanent part of the Zayo System.

5.3    User shall have the right, upon written request, to inspect the installation, splicing and testing of the User Dark Fibers; provided that User shall not enter a Manhole or access a Handhole or a User Handhole without an escort by an Zayo employee. On User's written request, Zayo shall make available for inspection by User, at Zayo's offices during Zayo's normal business hours, copies of all information, documents, agreements, reports, permits, drawings and specifications that are material to the grant of the Lease to User, to the extent that their terms or other legal restrictions permit disclosure. Zayo may redact confidential or proprietary business terms. Zayo represents that terms or conditions contained in such information, documents, agreements, reports, permits, drawings and specifications do not encumber or change User’s rights and privileges conveyed hereunder.

5.4    Unless specified differently elsewhere in the Agreement, Zayo shall have full and complete control and responsibility for determining any routing configurations of the Zayo System and the location and configurations of all Manholes and Handholes (including User Handholes, if any). User shall have full and complete control and sole responsibility for selecting, purchasing and installing telecommunications equipment, for determining network and service configurations or designs, for re-grooming, rearrangement or consolidation of channels or circuits and for all related functions with regard to the use of the User Dark Fibers and the Associated Property. Unless specified differently elsewhere in the Agreement, User shall not enter a Manhole or access a Handhole or User Handhole.

    5.5     User acknowledges and agrees that Zayo is not supplying nor is Zayo obligated to supply to User any optronics or electronics or optical or electrical equipment, or other equipment, or any electrical power or power equipment, all of which are solely the responsibility of User, nor is Zayo responsible for performing any work other than as expressly specified in this Agreement.

6.    Testing and Acceptance of User Dark Fibers

6.1    Unless specified differently elsewhere in the Agreement or Service Order, Zayo shall test the User Dark Fibers in accordance with the procedures specified in Exhibit C (“Fiber Acceptance Testing”). Zayo shall provide User reasonable advance notice of the date and time of each Fiber Acceptance Testing such that User shall have the opportunity to have User personnel present to observe the Fiber Acceptance Testing. When Zayo has determined that the results of the Fiber Acceptance Testing show that the User Dark Fibers, with respect to all Segments included within Exhibit A or a Service Order, have been installed and are operating in conformity with the applicable specifications set forth in Exhibit C, Zayo shall promptly provide User written notice of the same (a “Completion Notice”) and a copy of such test results.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

6.2    Within fifteen (15) days of receipt of a Completion Notice or as extended by mutual agreement of the Parties, User shall provide Zayo with a written notice accepting or rejecting the User Dark Fibers with respect to such Service Order, specifying in reasonable detail, if rejected, the defect or failure in the Fiber Acceptance Testing (including any fiber performance failure with regard to [***] testing requirements contained in Exhibit A as they relate only to the Initial Dark Fibers). If User fails to notify Zayo of its acceptance or rejection of the Completion Notice within [***] days following User's receipt of the same, or as extended by mutual agreement of the Parties, User shall be deemed to have accepted the applicable User Dark Fibers. The date of such notice of acceptance or deemed acceptance of the User Dark Fibers with respect to Exhibit A or an entire Service Order shall be the “ Acceptance Date.” In the event of any good faith rejection by User, Zayo shall take such action as reasonably necessary, and as expeditiously as practicable, to correct or cure such defect or failure, and the process of Fiber Acceptance Testing, notice to User and acceptance shall be repeated with respect to such rejected User Dark Fibers until User acceptance is obtained. If User acceptance has not been obtained within [***] days of the Completion Notice, solely as a result of a technical noncompliance with applicable specifications, User may terminate the applicable User Dark Fiber and be released from its obligations with regard to such User Dark Fiber. The foregoing notwithstanding, if User uses any portion of the applicable User Dark Fiber to carry traffic for any purpose other than testing prior to acceptance, such use shall constitute acceptance of such portion of such User Dark Fiber.

6.3    Upon execution of this Agreement Zayo shall provide user with current As-Built Drawings for the Initial User Dark Fiber. Within ninety (90) days after the Acceptance Date for the Initial User Dark Fiber, Zayo shall provide User with As‑Built Drawings and technical specifications of the Initial User Dark Fibers and all associated splices. Within sixty (60) days after the Acceptance Date for each Service Order, Zayo shall provide User with the As‑Built Drawings for such Service Order and technical specifications of the User Dark Fibers and associated splices located within such Segment.

7.    Installation of User Equipment.

7.1    The installation, use, repair, maintenance and replacement of User Equipment shall be the sole responsibility of User, and Zayo shall have no obligation or liability under this Agreement or otherwise to install, maintain, repair or replace any User Equipment unless damage to the User Equipment is due to Zayo’s negligence or intentional misconduct.

7.2    User represents and agrees that it will use and operate the User Dark Fibers and use, operate, maintain, repair and replace the User Equipment in compliance with and subject to the Underlying Rights Requirements and all applicable codes, ordinances, laws, rules and regulations. Notwithstanding anything to the contrary contained herein, User shall secure and shall maintain in full force and effect any and all necessary Underlying Rights Requirements required for the installation, use, operation, maintenance, repair and replacement of the User Equipment on the Premise Side of the Demarcation Points.

7.3    User shall not use its facilities, including without limitation the User Dark Fibers and the User Equipment, in a way that adversely interferes in any way with or adversely affects the use of the Zayo System or any Cable therein or other equipment and facilities of any Person (including Zayo) using the Zayo System. User's facilities, including without limitation the User Dark Fibers and the User Equipment, shall not endanger or damage the Zayo System and shall not create an unreasonable risk of damage to property or injury or death to Zayo or its employees or agents. User acknowledges that the Zayo System includes or will include other participants, including Zayo and other owners and users of

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

telecommunications systems. Zayo acknowledges that it places similar requirements and restrictions on the other participants, including Zayo and other owners and users of telecommunications systems, with regards to protecting User Dark Fibers and User Equipment and such use by other participants will not interfere with Users use of the User Dark Fibers.

7.4    Zayo shall have the right, but not the duty, to make periodic or spot inspections at any time of User's facilities placed within the Zayo System, including the User Equipment, and the right, but not the duty, to be present at and to monitor all work by User relating to the Zayo System, including any access to any User Handholes. Such inspections and monitoring may be conducted for the purpose of determining whether facilities placed in the Zayo System and work relating to the Zayo System are in compliance with the terms of this Agreement. Zayo may charge User for the Costs of inspection and monitoring only if the inspection or monitoring reflects that User is in substantial noncompliance with the terms of this Agreement and such noncompliance materially affects the Zayo Network. If Zayo reasonably determines that any User Equipment is not in compliance with the terms of this Agreement, User shall, upon written notice from Zayo, bring its facilities into material compliance within seventy-two (72) hours of such written notice or, at a minimum, commence curative measures within forty-eight (48) hours and exercise reasonable diligence to complete such measures as soon as possible thereafter. If User fails to take curative action within seventy-two (72) hours or if the non‑compliance is of a character which poses an immediate and substantial threat of damage to property, injury or death to any Person, or if the non‑compliance is material interference/impairment of the Zayo System or any use of the Zayo System by Zayo or any other Person using the Zayo System and User has not corrected such non‑compliance within two (2) hours of receiving written or verbal notice from Zayo , then Zayo may take such action as it deems appropriate to correct the violation, including the interruption of electrical power to any User Equipment, directing User or any contractor of User to immediately suspend work relating to the Zayo System, and limiting, terminating or refusing access to any part of the Zayo System. In addition, should Zayo, in its sole discretion, determine or believe that conditions exist that jeopardize the health or safety of persons or property, or that a violation exists of any of the Underlying Rights Requirements, including Georgia Department of Transportation regulations or Occupational Safety & Health Administration regulations, then Zayo may direct that all work or use by User or others relating to the Zayo System be immediately and temporarily suspended until such time as the Parties may resolve the violation or condition. Such temporary suspension shall not entitle either Party to any damages from the other Party for delay in performance. Zayo will endeavor, but is not required, to provide notice to User prior to taking such action and shall have no liability to User for any damages arising from such action, except to the extent that such action by Zayo constitutes negligence or willful misconduct. If User undertakes the curative measures, upon completion of the work, User shall provide to Zayo record documents, to include As‑Built Drawings, indicating all work performed. If Zayo performs the curative measure, Zayo shall provide to User record documents, to include As‑Built Drawings, regarding the curative measures taken to bring User’s facilities into compliance. All work shall be performed in accordance with Exhibits C and D, as applicable. User shall pay and reimburse Zayo for one hundred percent (100%) of all Costs incurred by Zayo in taking such action plus a management fee equal to fifteen percent (15%) of such Costs, within thirty (30) days of User's receipt of Zayo's invoice therefore.

8     Term, Renewal, Early Termination

8.1    The Lease with respect to the User Dark Fibers shall become effective on the relevant Acceptance Date for the User Dark Fibers in Exhibit A and any Service Order (the "Lease Effective Date"). The term of the Lease shall extend for the period thereafter that is set forth in Exhibit A or the applicable Service Order (the "Initial Term").

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

8.2    Renewal

(a)    Subject to the termination rights of the Parties under this Agreement, User shall have the right within its sole discretion to renew the term of this Lease for the Initial User Dark Fibers, the Initial On-Net Central Offices, and any Service Orders for Additional On-Net Central Offices and Additional User Dark Fiber, by providing [***] days written notice prior to expiration of the Initial Term. Renewal shall be for the term and at the rates set forth in Exhibit B selected by User (the “Renewal Term”). The Initial Term and Renewal Term shall be collectively referred to as the “Term”.

(b)    Subject to the termination rights of the Parties under this Agreement, upon the expiration of any Initial Term or renewal term for an Initial On-Net Building, and any Service Orders for Additional On-Net Buildings, each such term shall automatically renew for successive one (1) year periods at the [***] (the “Renewal Term”), unless User provides written notice of its desire not to renew the term within the one hundred eighty (180) day period prior to such term expiration. The Initial Term and Renewal Term shall be collectively referred to as the “Term”.

8.3    If, anytime between the Acceptance Date and the end of the Initial Term, User (i) materially breaches this Agreement, (ii) determines in its absolute discretion that any of the User Dark Fibers have reached the end of their useful life, or (iii) otherwise terminates for convenience and without cause its Lease in any of the User Dark Fibers, then: (a) User shall not be entitled to a refund of any of the consideration paid for the Initial User Dark Fibers or any applicable Service Order thereafter; (b) all fees, costs, and other expenses incurred prior to the termination date with respect to the applicable User Dark Fibers being terminated shall be immediately due and payable to Zayo by User; and (c) except as provided in Section 11.3, User shall pay termination liability charges. Such termination liability charges shall consist of: (1) the net present value of the monthly Lease Fees for the remainder of the Initial Term for any terminated Initial On-Net Buildings and Initial On-Net Central Offices in Exhibit A, calculated at a discount rate of [***], and (ii) the net present value of the monthly Additional User Dark Fiber Option Payment for the remainder of the Initial Term for any terminated Initial User Dark Fibers in Exhibit A, calculated at a discount rate of [***]. Furthermore, User agrees to reimburse all reasonable Costs incurred by Zayo to restore the Zayo System to the state in which it existed prior to configuring the Initial User Dark Fibers.

9.    Connection Services, Splicing and Access to User Dark Fibers

9.1    GLN agrees that it will connect User's fiber optic cable, fiber optic strands or other compatible transmission media (“User Media”) with the User Dark Fibers at Demarcation Points or at other connecting points along the User Route (collectively, the "Connecting Points"). All connections of the User Dark Fibers to the User's Media, and work with respect to the Connecting Points that is contained in the Zayo system, shall be performed solely by Zayo. It is the responsibility of User, at its sole cost and expense (i) to construct and install User’s Media to the requested Connecting Points and (ii) to obtain Underlying Rights Requirements with respect to the Premises Side of the Connecting Points. Zayo may provide assistance to User in obtaining Underlying Rights Requirements, in Zayo’s sole discretion. Any such assistance by Zayo will not relieve User of its responsibility to obtain Underlying Rights Requirements as necessary with respect to the Premises Side of the Connecting Points.

9.2    The Parties agree that Connection Points shall be established through one of the following methods, subject to Section 9.3:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

(a)
Where the User Dark Fiber passes through existing splice cases contained in Manholes or Handholes, User Media may be installed into such Handhole or Manhole and connected to the splice case and User Dark Fiber contained therein; provided the splice case has available ports and splicing trays to support such connection or can be retrofitted to facilitate the splicing requirement; and

(b)
Where User desires Zayo to install a [***] into User Dark Fiber to accommodate connection to a User Media, such [***] may be installed into any [***] to provide required Connection Points, provided such [***] or [***] contains available slack or excess Cable, or that such slack or excess Cable can be moved from other [***] or [***] to the subject [***]. The slack or excess Cable is required to facilitate a [***] to allow the installation of a [***] and connection of the User Dark Fiber to User Media within such [***]; and

(c)
If technically feasible and subject to Zayo’s reasonable approval on a case by case basis, User Media may be connected to the User Dark Fiber by installing User [***] that [***] the Innerduct and User Dark Fiber Cable contained therein. Zayo will move available slack or excess Cable to this location to facilitate installation of a [***] and connection of the User Dark Fiber to User Media within such [***].

(d)
Where the User Dark Fiber is mounted on a pole line and it (i) passes through an existing splice case and there are available ports and splicing trays to support such connection or the splice case can be retrofitted to facilitate the splicing requirement, or (ii) requires a [***] to [***] and there is available slack or excess Cable that can be moved to facilitate the [***], then such Connection Point will be built with underground construction. Zayo will build a Cable with User Dark Fiber from the [***] on the pole line to a Zayo [***]; User will build a [***]; Zayo and User shall construct a tie-in between the [***]; the Cable containing the User Dark Fiber will be installed into [***]; and User will splice said Cable into a User owned and controlled [***].

9.3    During the Term User may need to access the User Dark Fiber via the AGLN System, including Demarcation Points and Connecting Points. AGLN grants such access, under the following conditions:

(a)
Except in the case of emergency Unscheduled Maintenance, User must give a minimum of [***] prior notice (unless otherwise agreed to by the Parties in writing) to Zayo of User’s desire to have Zayo perform work on the User Dark Fiber, at User’s Cost;

(b)	Zayo, at User’s Cost, shall perform all work within the Zayo System on the User Dark Fiber that has been requested by User under Section 9.2 (a) and (b) above;

(c)
Zayo, at User’s Cost, shall perform all work within the Zayo System on the User Dark Fiber that has been requested by User under Section 9.2 (c) above and approved by Zayo, such approval not to be unreasonably conditioned, withheld or delayed;

(d)
Zayo shall perform User’s requested work within [***] days of receipt of written notice, provided that the work does not require excavation, penetration of manholes (core boring), installation of new splice cases, or more than forty (40) man hours of work;

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

(e)
If User requested work requires excavation, penetration (core boring) of manholes or installation of new splice cases, Zayo shall complete and deliver an engineering review to User within [***] days of receipt of User’s request. Engineering reviews will be in accordance with Sections 9.2 and 9.3 and will identify estimated Cost to be paid by User and timelines for completing the requested work. Zayo shall perform User’s requested work within [***] days of receipt of written notice. Notwithstanding the above, User acknowledges that material delays may occur in the issuing of permits by governmental authorities or third parties and such delays would be considered an Event of Force Majeure for the purposes of this Section 9.3 provided that said delays are not resulting from Zayo’s failure to timely submit permit applications or requests to said governmental authorities or third parties;

(f)
Unless caused by an event of Force Majeure, in the event Zayo is unable or fails to provide User access or services as provided for under this Section 9.3, User shall provide written notice to Zayo of such failure and if such failure is not cured within [***] days after receiving notice, [***] may [***] pursuant to Exhibit E (Section 3 and/or Section 4) of this Agreement.

9.4     Nothing herein shall be construed to require User to use Zayo to construct or install User lateral conduits, adjacent User manholes/handholes or other User facilities not a part of the Zayo System.

9.5    If User desires Zayo to provide additional Connecting Points at On-Net Buildings or On-net Central Office locations, User shall notify Zayo in writing of such request. Zayo, in its reasonable discretion, shall determine if any such requested Connecting Point (i) is feasible from a technical standpoint and with respect to the Underlying Rights and (ii) will not interfere with the Zayo System. If it is determined that such work can proceed, the Parties will develop a Service Order per the procedures as described in Exhibit B. For executed Service Orders, Zayo will submit to User a set of As‑Built Drawings within sixty (60) days after work completion.

9.6    Unless otherwise agreed to in a new Service Order, both Parties agree that User shall not have the same access rights (as set forth under Article 9 of the original Agreement) to tie in User facilities with the User Dark Fibers, under a new Service Order. The pricing, terms and conditions for such new Connecting Points placed under a Service Order, if any, shall be negotiated on an individual case basis between the Parties.

10.    Maintenance and Repair of the Zayo System

10.1    From and after the Lease Effective Date with respect to each Segment, the maintenance of the Zayo System and Cable within such Segment shall be provided in accordance with the maintenance requirements and procedures set forth in Exhibit D, and in accordance with the fiber specifications set forth in Exhibit C. User agrees to pay the User Maintenance Fee for Routine Maintenance and to reimburse Zayo for non‑Routine Maintenance in accordance with the provisions of this Section 10 and Exhibit D.

(a)     Routine Maintenance. During the Term, Zayo shall provide, or cause to be provided by contractors selected by Zayo, all required Routine Maintenance of the Zayo System and the User Dark Fibers in accordance with the provisions set forth in Exhibit D. "Routine Maintenance" means the work specifically identified as Routine Maintenance in Exhibit D, provided that Routine Maintenance excludes (i) work for which User is obligated to reimburse Zayo pursuant to other Sections

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

of this Agreement (including Article 9), (ii) work necessitated by User's negligence or willful misconduct, or (iii) User's elective maintenance or repair requests.

(b)     Non‑Routine Maintenance. Except as otherwise provided in the last sentence of this Section 10.1(b), User shall pay and reimburse Zayo for User's proportionate share of all Costs incurred by Zayo in connection with non‑Routine Maintenance of the Zayo System and the User Dark Fibers (including repairs required as a result of Cable cuts or natural or man‑made disasters), within thirty (30) days of User's receipt of Zayo's undisputed invoice therefore, provided such non‑Routine Maintenance (i) is not work necessitated by Zayo’s negligence or willful misconduct, (ii) is not the result of Zayo's or a third party user’s elective maintenance or repair requests, and (iii) Costs reflect reimbursements that Zayo may receive from a liable third party and such are proportionately credited to User’s proportionate cost share. User’s proportionate share of such Costs shall be determined and allocated as follows: (a) if the affected portion of the Zayo System includes any Innerduct other than the Innerduct housing the User Dark Fibers, the total Costs first shall be allocated equally among all of the affected Innerducts and the Innerducts housing other dark fiber; and then the Costs allocated to the Innerduct housing the User Dark Fibers shall be allocated based on the ratio to which the number of User Dark Fibers bears to the total number of fibers in such Innerduct; or (b) if the affected portion of the Zayo System does not consist of any Innerduct other than the Innerduct housing the User Dark Fibers, the Costs shall be allocated based on the ratio to which the number of User Dark Fibers bears to the total number of fibers within the affected portion of the Zayo System. Notwithstanding the first sentence of this Section 10.1(b), to the extent such non‑Routine Maintenance relates to (i) work necessitated by User's negligence or willful misconduct or (ii) User's elective maintenance or repair requests, User shall pay and reimburse Zayo for one hundred percent (100%) of all Costs incurred by Zayo in connection with such non‑Routine Maintenance plus a management fee for such work equal to fifteen percent (15%) of such Costs, within thirty (30) days of User's receipt of Zayo's invoice therefore.

10.2    From and after the Acceptance Date with respect to each Segment, in the event that all or any part of the Zayo System within such Segment is damaged or destroyed such that a Service Affecting Condition exists regarding a User Dark Fiber, Zayo shall use commercially reasonable efforts to resolve such Service Affecting Condition utilizing the procedures described in Exhibit D. Notwithstanding anything contained herein to the contrary, Zayo shall not incur any liability to User by reason of a Service Affecting Condition, except its obligation to resolve such Service Affecting Condition as set forth in this Section 10.2, and User shall not be entitled to any credits for Lease Fees or for any other payment paid or to be paid by User pursuant to this Agreement by reason of such Service Affecting Condition. For purposes of this Section 10.2, "Service Affecting Condition" shall be as defined in Section 5 of Exhibit D, except where the condition is caused by a deficiency in the User Equipment, in which event it shall not be a Service Affecting Condition.

10.3     User shall have no right to physically access the Zayo System, or the Cable or to maintain, adjust, align or attempt to repair the User Dark Fibers or Zayo System, except as set forth in this Agreement, unless [***], or with Zayo’s consent. Any User access to the Zayo System, as stated above, shall be pursuant to Exhibit E of this Agreement.

11.    Permits; Underlying Rights; Relocation

11.1    Subject to the terms and provisions of this Agreement, Zayo agrees to obtain and maintain during the Term all Underlying Rights necessary for its construction, installation, maintenance and repair of the Zayo System and necessary for Zayo to grant User the Lease hereunder. The Lease is subject to

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

the terms of the Underlying Rights, and subject to the terms under which the Underlying Rights are owned or held by the grantor of the Underlying Rights, including covenants, conditions, restrictions, easements, reversionary and other interests, bonds, mortgages and indentures, and other matters, whether or not of record, and to the rights of tenants and licensees in possession. The Lease granted hereunder is further subject and subordinate to the prior right of the grantor of the Underlying Rights to use the right of way for other activities, including railroad operations, telecommunications uses, pipeline operations or any other purposes, and to the prior right of Zayo to use its rights granted under the Underlying Rights. The rights granted to User herein are made expressly subject to each and every limitation, restriction, condition or reservation in or affecting the Underlying Rights. In the event Zayo fails maintain the Underlying Rights as required under this Section 11.1, at User’s option: (i) Zayo shall use commercially reasonable efforts to obtain an alternate right of way for the affected Segment of the Zayo System; provided that User elects to participate in use of such alternate right of way, the Parties shall share the Costs of obtaining an alternate right of way in the manner described in Section 11.4, or (ii) in the event User does not elect to participate in use of such alternate right of way, the affected Segment of the User Dark Fiber under this Agreement shall terminate and Zayo shall refund to User the aggregate unamortized amount of the Lease Fees that have been paid by User to Zayo for the User Dark Fibers in the affected Segment.

    11.2    At any time following the Initial Term, upon the expiration, non‑recognition or other termination of an Underlying Right that is necessary in order to grant, continue or maintain an Lease granted hereunder in accordance with the terms and conditions hereof, Zayo shall use commercially reasonable efforts to obtain an alternate right of way for the affected portion of the Zayo System. Provided that User elects to participate in use of such alternate right of way, the Parties shall share the Costs of obtaining an alternate right of way in the manner described in Section 11.4. In the event User does not elect to participate in use of such alternate right of way, the Lease for the affected portion of the User Dark Fiber under this Agreement shall terminate without further obligations of either Party.

11.3    If, after the Acceptance Date with respect to any Segment, Zayo is required to relocate all or any portion of the User Dark Fiber: (i) if a third party (including a grantor of an Underlying Right) with legal authority to do so orders such relocation or exercises its power of eminent domain (e.g., through filing or threatening to file a condemnation suit), or (ii) in order to comply with applicable laws, or (iii) if Zayo determines that relocation is necessary or desirable for the operation of its business (“Voluntary Relocation”), then Zayo shall have the right to direct such relocation or Voluntary Relocation, including, but not limited to, the right to determine the extent of, the timing of, and methods to be used for such relocation provided that any such relocation: (a) shall be constructed in accordance with the specifications and requirements set forth in this Agreement; and (b) shall not unreasonably interrupt service or use of the User Dark Fiber. Voluntary Relocation of the User Dark Fiber will be at Zayo’s sole expense and Zayo will give User at least one hundred eighty (180) days prior written notice (or such lesser time that Zayo may have received) of any such Voluntary Relocation. In the case of a Voluntary Relocation, Zayo will reimburse User for any reasonable direct costs incurred by User as a result of the relocation, provided that, upon request by Zayo, User shall provide supporting documentation of such costs. For relocations other than Voluntary Relocations, Zayo will give User at least one hundred eighty (180) days prior written notice (or such lesser time that Zayo may have received) of any such relocation and such notice shall include an estimate of the costs which are likely to be incurred in connection with such relocation. User will have the option, exercisable in writing within thirty (30) days after receipt of written notice of such relocation from Zayo, to participate in the relocation with respect to the affected User Dark Fibers. In the event that User chooses not to participate in the relocation, then User will be permitted (at User's cost) to connect into the remaining segments at mutually agreeable

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

System Connecting Points. In addition, if User does not participate in such relocation, the Lease for the affected portion of the User Dark Fibers under this Agreement shall terminate without further obligations of either Party. If User chooses to participate in the relocation, User shall reimburse Zayo (to the extent Zayo has not been reimbursed by third parties requiring said relocation) for a Pro Rata Share (as defined in Section 11.4) of the costs incurred by Zayo for relocating the User Dark Fiber, provided that, upon request by User, Zayo shall provide supporting documentation of all such costs and amounts. Zayo shall use commercially reasonable efforts to obtain complete reimbursement from any third-party(ies) requiring relocation, including participation at its own expense in any form of eminent domain proceedings before User shall be required to pay its Pro Rata Share.

11.4    Provided User has agreed to participate, the portion of the Costs of obtaining alternate right of way as described in Section 11.2 and the Costs of relocating the affected portion of the Zayo System (or the amounts paid to the Person requiring relocation to avoid relocation) as described in Section 11.3 that have not been reimbursed by third-parties shall be allocated between the Parties as follows: (a) if the affected portion of the Zayo System includes any Innerduct other than the Innerduct housing the User Dark Fibers, the total Costs first shall be allocated equally among all of the affected Innerducts and the Innerducts housing other dark fiber; and then the Costs allocated to the Innerduct housing the User Dark Fibers shall be allocated based on the ratio to which the number of User Dark Fibers bears to the total number of fibers in such Innerduct; or (b) if the affected portion of the Zayo System does not consist of any Innerduct other than the Innerduct housing the User Dark Fibers, the Costs shall be allocated based on the ratio to which the number of User Dark Fibers bears to the total number of fibers within the affected portion of the Zayo System.

11.5     Zayo shall deliver to User updated As‑Built Drawings with respect to the relocated portions of the Zayo System as soon as reasonably practicable (not to exceed ninety (90) days) following the completion of such relocation.

12.    Operation and Use of the Zayo System

12.1    User represents and agrees that it will use the User Dark Fibers, the User Equipment, the Lateral Spurs (if any) and the Associated Property in compliance with and subject to the Underlying Rights Requirements and any other applicable government codes, ordinances, laws, rules and regulations. Notwithstanding anything to the contrary contained herein, it shall be User’s sole responsibility to secure, or cause to be secured, prior to the Lease Effective Date, and maintain in full force and effect during the Term, any and all Underlying Rights Requirements and approvals, consents, rights of way, permits, franchises, licenses or similar approvals from all governmental and other authorities and any other Person which are necessary or required to be obtained by User for the use and operation of the User Dark Fibers, the User Equipment and the Associated Property by User. Upon written request of Zayo, User will deliver to Zayo copies of such approvals, consents, rights‑of‑way, permits, franchises, licenses or similar approvals, within a reasonable time period. In the event User fails to obtain any Underlying Rights Requirements, Zayo shall provide User a commercially reasonable period of time and opportunity to obtain such Underlying Rights Requirement(s). Such inability of User to obtain any Underlying Rights Requirement shall not relieve the User from any of its payment obligations with respect to the effected portion of the User Dark Fibers.

12.2    Zayo agrees and acknowledges that it has no right to use the User Dark Fibers during the Term hereof and that, from and after the Lease Effective Date and subject to Section 23.3, Zayo shall keep the User Dark Fibers free from (i) any liens or encumbrances of any third Person attributable to

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Zayo and (ii) any other rights or claims of any third Person attributable to Zayo, which in either case are superior to the rights of User.

12.3    Subject to the limitations set forth in this Agreement and to the restrictions set forth in the Underlying Rights, User shall use the User Dark Fibers and the Associated Property solely for the purpose of lawfully providing Telecommunications Service, as defined by the Communications Act of 1934, as amended by the Telecommunications Act of 1996. User agrees and acknowledges that it has no right to use any of the Cable that is part of the Zayo System, other than the User Dark Fibers. User shall keep any and all of the Zayo System free from any liens, rights or claims of any third Person attributable to User, except that User may encumber the Lease in the User Dark Fibers granted to User, on the condition that User shall provide to Zayo an agreement from any such lien holder that the interest of any lien holder is subordinate to the interest of Zayo in and to the User Dark Fibers and the Associated Property.

12.4    User and Zayo shall promptly notify each other of any matters pertaining to, or the occurrence (or impending occurrence) of, any event which would be reasonably likely to give rise to any damage or impending damage to or loss of the Zayo System that are known to such Party.

12.5    User and Zayo each agrees to cooperate with and support the other in complying with any requirements applicable to their respective rights and obligations hereunder. Without limiting the generality of the foregoing, User agrees to provide to Zayo, promptly upon written request by Zayo, a detailed description of its uses of the User Dark Fibers and Associated Property and any other information regarding its use of the User Dark Fibers and the Associated Property reasonably requested by Zayo in order to enable Zayo to comply with any reporting requirements imposed on Zayo under any of the Underlying Rights. Such information will not include User’s customer information or information concerning the content of transmissions.

13.    Indemnity

13.1    Subject to the provisions of Article 14, AGLN hereby agrees to indemnify, defend, protect and hold harmless User and its Affiliates, and their employees, officers, directors and agents (the "User Indemnified Persons"), from and against, and assumes liability for all demands, suits, actions, damages, claims, losses, fines, judgments, costs and expenses (including reasonable attorneys', accountants' and experts' fees and disbursements) of any character (“Claims”) (a) suffered or incurred by the User Indemnified Persons or any of them because of the death of any Person, or any injuries or damage received or sustained by any Persons or property which in whole or in part arise on account of the negligent acts or omissions, of AGLN in the construction of the AGLN System and/or in the performance or non–performance of its repair and maintenance obligations or exercise of its rights under this Agreement, including any material violation by AGLN of any regulation, rule, statute or court order of any governmental authority applicable thereto; or (b) under the workers compensation laws asserted by any employee of AGLN or its agents, contractors, customers or any other Person providing goods or services for or on behalf of any of the foregoing in connection with this Agreement suffered or incurred by the User Indemnified Persons or any of them. AGLN’s indemnification obligations hereunder shall not be applicable to any Claims to the extent caused by, arising out of or in connection with the negligence, intentional acts or omissions or misconduct of the User Indemnified Persons or any of them.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

13.2    Subject to the provisions of Sections 14.1 and Section 14.4, User hereby agrees to indemnify, defend, protect and hold harmless AGLN and its Affiliates, and their employees, officers, directors and agents (the "AGLN Indemnified Persons"), from and against, and assumes liability for all Claims (as defined in Section 13.1) (a) suffered or incurred by the AGLN Indemnified Persons or any of them because of the death of any Person, or any injuries or damage received or sustained by any Persons or property (including without limitation, the AGLN System) which in whole or in part arise on account of the negligent acts or omissions, of User in the performance or non‑performance of its obligations or exercise of its rights under this Agreement, including any violation by User of any Underlying Right Requirements or any regulation, rule, statute or court order of any governmental authority applicable thereto (b) under the workers compensation laws asserted by any employee of User, or its agents, contractors, customers or any other Person providing goods or services to any of the foregoing in connection with this Agreement, and suffered or incurred by the AGLN Indemnified Persons or any of them; (c) suffered or incurred by the AGLN Indemnified Persons or any of them and arising out of or resulting from User's (i) negligent or reckless use or operation of the User Dark Fibers, Associated Property, or the negligent or reckless use, operation, installation, repair, maintenance or replacement of the User Equipment, or (ii) the violation of any Underlying Rights Requirements applicable to User; or (d) suffered or incurred by AGLN Indemnified Persons or any of them and arising out of, caused by, related to or based upon a contractual or other relationship between such claiming party and User as it relates to the User Dark Fibers, the User Equipment, the Underlying Rights Requirements or this Agreement, including any claim for interruption of service or in respect of service quality. User’s indemnification obligations hereunder shall not be applicable to any Claims to the extent caused by the negligence, intentional acts or omissions or misconduct of AGLN Indemnified Persons or any of them.

13.3    Any Party seeking indemnification hereunder ("Indemnitee") shall promptly notify the Party from whom indemnification is sought (“Indemnitor”) of the nature and amount of such claim and the method and means proposed by the Indemnitee for defending or satisfying such claim. The Indemnitor shall in good faith consult with the Indemnitee respecting the defense and satisfaction of such claim, including the selection of and direction to legal counsel, but the Indemnitor shall have the right to control the defense. The Indemnitee shall cooperate with Indemnitor in the conduct of the defense and neither Party shall pay or settle any such claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that the Indemnitee refuses to accept a settlement recommended by Indemnitor, and which Indemnitor is willing to pay in full, then after reasonable advance written notice to Indemnitee, Indemnitor shall be released from its indemnification and defense obligation.

13.4    Subject to Section 13.5, nothing contained herein shall operate as a limitation on the right of either Party hereto to bring an action for damages against any third Person, including indirect, special or consequential damages, based on any acts or omissions of such third Person as such acts or omissions may affect the construction, operation or use of the User Dark Fibers or the AGLN System, except as may be limited by Underlying Rights Requirements; provided, however, that each Party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the other Party to pursue any such action against such third Person.

13.5    Notwithstanding the foregoing provisions of this Article 13, to the extent AGLN is required under the terms and provisions of any Underlying Rights to indemnify the grantor or provider thereof from and against any and all claims, demands, suits, judgments, liabilities, losses or expenses arising out of or related to such Underlying Rights, regardless of the cause and regardless of whether

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

such claims, demands, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, actions or inaction of such grantor or provider and its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Underlying Right, User hereby releases such grantor or provider from the same, regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence, willful misconduct or other action or inaction, of such grantor or provider or its employees, servants, agents, contractors, subcontractors or other Persons using the property covered by such Underlying Right.

14.    Limitation of Liability

14.1    NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT TO THE EXTENT CAUSED BY ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER PARTY OR ITS AFFILIATES SHALL BE LIABLE OR RESPONSIBLE TO THE OTHER PARTY OR ITS AFFILIATES OR CUSTOMERS FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT AND REGARDLESS OF WHETHER SUCH LIMITATION LEADS TO THE FRUSTRATION OF EITHER PARTY’S PURPOSE, INCLUDING WITHOUT LIMITATION, ECONOMIC LOSS OR LOST BUSINESS OR PROFITS, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT (INCLUDING STRICT LIABILITY), ALL CLAIMS FOR WHICH ARE HEREBY SPECIFICALLY WAIVED.
14.2    The Parties acknowledge and agree that on and after the relevant Acceptance Date, AGLN shall to the extent permitted by the terms thereof, assign to User any relevant vendors’ and manufacturers’ warranties applicable to the User Dark Fibers and the Associated Property, provided such assignment is without detriment to AGLN's rights under or with respect to such warranties in which case (or in case of non-assignability) AGLN, in its reasonable discretion, shall make a warranty claim at the request and on behalf of User. AGLN makes no warranty as to such User Dark Fibers and the Associated Property following the relevant Acceptance Date.

14.3.    The Parties expressly agree that no claim for losses or damages whatsoever in connection with this Agreement shall be made more than two (2) years after the date that the event giving rise to such claim is known or reasonably should have been known to the Party making such claim, and no claim for indemnity under the provisions of Article 13 shall be made more than two (2) years after the first notice of any claim received by the Party claiming under such indemnity provision.

14.4    Notwithstanding any provision of this Agreement to the contrary, the maximum liability of a Party if any, to the other Party or its Affiliates in connection with this Agreement shall be limited, in the aggregate, to a provable amount which shall be no greater than the aggregate unamortized amount of the IRU Fees that have been paid by User to AGLN for the User Dark Fibers in the affected Exhibit A or Service Order of the AGLN System for which the Claim is based and at the time the Claim is made; provided, however, that this limitation of maximum liability shall not apply to damages arising from the willful misconduct of either Party or its Affiliates; and provided further, that this limitation shall not restrict either Party's right to proceed for injunctive relief.

15.    Insurance

15.1    During the Term, each Party shall obtain and maintain for itself not less than the insurance set forth below:

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

(a)    Commercial general liability insurance for bodily injury (including death) and property damage which provides limits of not less than five million dollars ($5,000,000) per occurrence and five million dollars ($5,000,000) annual aggregate as respects products/completed operations, independent contractors and contractual liability and contractually assumed risks, if applicable.

(b)    Automobile insurance for bodily injury (including death) and property damage that provides total limits of not less than ten million dollars five million dollars ($5,000,000) per accident to all owned, non‑owned and hired vehicles; Coverage shall be endorsed to include the insurer's waiver of subrogation in favor of the other Party; and

(c)    Workers' Compensation and employers' liability insurance of not less than Georgia statutory limits. The policy shall include broad form all‑states/other states, if applicable coverage.

The above minimum requirements as to insurance coverage shall not limit the liability of either Party under this Agreement. The above limits may be satisfied using a combination of primary and excess coverage. Additionally, either Party shall be deemed to have satisfied the conditions of this Article if it maintains a self-insurance program with retention limits no greater than one million dollars ($1,000,000), together with excess liability insurance for the remaining limits.

15.2     Each Party shall obtain and maintain the insurance policies required above with insurance companies authorized to do business in the State of Georgia, and having an A.M. Best Rating of A- VII or better. The other Party, its Affiliates, and their officers, directors and employees, and any other Person entitled to indemnification hereunder, shall be named as additional insureds under the general and auto liability policies to the extent of such indemnification. Each Party shall provide the other Party with a certificate or certificates of insurance to such other Party showing that the Party has complied with the insurance requirements of this Section. Each insurance policy shall contain a provision providing the other Party with thirty (30) days advanced notice of any cancellation in coverage.

16.    Taxes, Fees and Other Governmental Impositions

16.1    The Parties acknowledge and agree that it is their mutual objective and intent to (a) minimize the aggregate Impositions payable with respect to the Zayo System, and (b) share such Impositions according to their respective interests in the Zayo System or as otherwise allocated in this Article. They agree to cooperate with each other and coordinate their efforts to achieve such objectives in accordance with the provisions of this Article.

16.2    Zayo shall be responsible for and shall timely pay any and all Impositions with respect to the construction or operation of the Zayo System which Impositions are (a) imposed or assessed with respect to a particular Segment prior to the relevant Segment Acceptance Date; or (b) imposed or assessed in exchange for the approval of the original construction of the Zayo System; or (c) that were assessed in return for the original right to install the Zayo System on public property or in public right of way. Notwithstanding the foregoing obligations, Zayo will have the right to challenge any such Impositions, so long as the challenge of such Impositions does not increase User's costs or materially, adversely affect the title, rights or property to be delivered to User hereto. User shall pay and be solely responsible for all sales, use, value added, consumption, gross receipts (other than in lieu of net income), excise, stamp or transfer taxes (collectively, “Transfer Taxes”), however designated arising from the grant of the Lease, charges for maintenance or other Zayo services contemplated by this Agreement, and shall indemnify

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Zayo for all such taxes assessed against or paid by Zayo. The Parties to this Agreement acknowledge and agree that it is their mutual intent to treat the grant of the Lease as a transfer of real property interest.

16.3    Following the Acceptance Date:

(a)    User will be responsible for (i) any and all taxes expressly or implicitly imposed upon, based upon, or otherwise measured by the gross receipts, gross income, net receipts or net income received by or accrued to the User, and (ii) franchise fees or any other fee for the use of public right of way due to its respective interest in or use of the User Dark Fibers. User shall be responsible for any tax filings, payment, protest, audit and litigation related to the User obligations specified above. Upon reasonable request by AGLN, User shall provide proof of such filings and payments within sixty (60) days of such request. For those filings that User has neither filed nor paid taxes, and in the event that AGLN pays such taxes AGLN shall notify User of such taxes and User’s proportionate share of the taxes, and User shall promptly reimburse AGLN for User’s proportionate share of the taxes.

(b)    In the event that the Term of a Lease is less than fifteen (15) years, AGLN will be responsible for filing returns and paying all ad valorem property taxes (“Property Taxes”) imposed on, related to or assessed against the User Dark Fibers.

(i)    Upon reasonable request by User, AGLN shall provide proof of such filings and payments within sixty (60) days of such request.

(c)    In the event that the Term of a Lease is greater than fifteen (15) years, User will be responsible for filing returns and paying all “Property Taxes” imposed on, related to or assessed against the User Dark Fibers. Upon reasonable request by AGLN, User shall provide proof of such filings and payments within sixty (60) days of such request.

16.4    Zayo shall have the right to contest any Imposition (including by nonpayment of such Imposition). The out‑of‑pocket costs and expenses (including reasonable attorneys' fees) approved in writing in advance by User and incurred by Zayo in any such contest shall be shared by Zayo and User in the same proportion as to which the Parties would have shared in such Impositions as they were assessed. Any refunds or credits resulting from a contest brought pursuant to this Section 16.4 shall be divided between Zayo and User in the same proportion as separately determined or as originally assessed. In any such event, Zayo shall provide timely notice of such challenge to User.

16.5    User shall have the right to protest by appropriate proceedings any Imposition. In such event, User shall indemnify and hold Zayo harmless from any expense, legal action or cost, including reasonable attorneys' fees, resulting from User's exercise of its rights hereunder. Any refunds or credits resulting from a contest brought pursuant to this Section 16.5 shall belong solely to User and shall not be divided between Zayo and User.

(a)    The foregoing notwithstanding, Zayo, at its option and at its own expense, shall have the right to direct and manage any contest regarding an Imposition that relates to the Zayo System that affects the interest of Zayo; subject, however, to reasonable and appropriate consultation with User. User agrees to cooperate with Zayo in any such contest.

(b)    If User has exhausted all its rights of appeal in protesting any Imposition and has failed to obtain the relief sought in such proceedings or appeals ("Finally Determined Taxes and Fees"),

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

User and Zayo may agree to relocate a portion of the Zayo System to avoid the jurisdiction that imposes or assesses such Finally Determined Taxes and Fees (subject to the consent and participation of the other interest holders in the affected portion of the Zayo System). If User and Zayo do not determine to relocate the affected portion of the Zayo System, User shall have the right to terminate its use of the User Dark Fibers in the affected portion of the Zayo System. Such termination shall be effective on the date specified by User in a notice of termination, but not earlier than ninety (90) days after the notice. Upon such termination, the Lease in the affected portion of the Zayo System shall immediately terminate, and the User Dark Fibers in the affected portion of the Zayo System shall thereupon revert to Zayo without reimbursement of any of the Lease Fee or other payments previously made or due with respect thereto.

16.6    Zayo and User agree to cooperate fully in the preparation of any returns or reports relating to the Impositions. Zayo and User further acknowledge and agree that the provisions of this Article are intended to allocate the Impositions on procedures and methods of computation that are in effect on the date of this Agreement. Material changes in such procedures and methods could significantly alter the fundamental economic assumptions of the Parties underlying this Agreement. Accordingly, the Parties agree that, if such procedures or methods of computation change materially, the Parties will negotiate in good faith an amendment to this Article 16 to preserve, to the extent reasonably practicable, the economic intent and effect of this Article.

17.    Notices

17.1    Notices. All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, designations, or other direction or communication hereunder by any Party to another shall be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; (iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid; (iv) by computer email or (v) by prepaid telecopier, telex, or other similar means of electronic communication (followed by confirmation on the same or following day by overnight delivery or by mail as aforesaid). All notices given under this Agreement shall be addressed as follows:

USER:	tw telecom holdings inc.
10475 Park Meadows Drive
Littleton, CO 80124
ATTN: Procurement Contracts Administrator

With a copy to:	General Counsel
tw telecom holdings inc.
10475 Park Meadows Drive
Littleton, CO 80124

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

USER Billing Address:	tw telecom holdings inc.
180 Peachtree Street
Atlanta, GA 30303
ATTN: VP/General Manager

AGLN:	AGL Networks, LLC
1200 Smith Street
Suite 900
Houston, TX 77002
Attn: Contract Management
Facsimile: 832-397-3713

With a copy to:	General Counsel
AGL Resources Inc.
Ten Peachtree Place
15th Floor
Atlanta, Georgia 30308
Facsimile: 404-584-3714

or to such other postal addresses, email addresses, or telecopier numbers of which the Parties have been advised in writing by any of the above-described means. Personal delivery to a Party or to any officer, partner, agent, or employee of such Party at its address herein shall constitute receipt. A Party's rejection or other refusal to accept notice shall also constitute receipt. Notwithstanding the foregoing, no notice of change of postal address, email address or telecopier number shall be effective until five (5) business days after the date of receipt thereof. Each Party agrees to promptly give the other Party notice of any change in its above listed, respective postal addresses, email addresses, telecopier numbers or contact persons.

18.    Confidentiality

18.1    (a)    Unless by mutual agreement of the Parties, or except to the extent directed by a court of competent jurisdiction or required by law or in order to enforce its terms, Zayo and User shall not disclose this Agreement or the terms hereof to any Person other than such Party's Affiliates, officers, employees, consultants, successors-in-interest, and/or to a potential merger partner, or acquirer in the course of due diligence for a merger or acquisition who are similarly bound hereby or who have signed a non-disclosure agreement.

(b)     Each Party acknowledges that it (the "Receiving Party") may be furnished with, receive or otherwise have access to Trade Secrets or Confidential Information of the other Party (the "Disclosing Party"). The Receiving Party shall not, except as expressly authorized or directed by the Disclosing Party, use, copy, or disclose, or permit any unauthorized Person access to, any Trade Secrets belonging to the Disclosing Party or any third Person; except that the Receiving Party may disclose Trade Secrets of the Disclosing Party to its consultants and financial and legal advisors (hereinafter "Consultants") and to potential merger partners or acquirers (“Corporate Transaction Parties”), provided such Consultants and/or Corporate Transaction Parties have a need to know and have executed

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

nondisclosure agreements obligating such Consultants and/or Corporate Transaction Parties to keep the Trade Secrets of the Disclosing Party confidential, or are otherwise bound by similar confidentiality obligations.

(c)    During the Term and for a period of two (2) years after the expiration or termination of this Agreement, whether such termination is at the instance of either Party, the Receiving Party will not use, copy, or disclose, or permit any unauthorized Person access to, any Confidential Information belonging to the Disclosing Party or any third Person; except that the Receiving Party may disclose Confidential Information of the Disclosing Party to its Consultants and/or its Corporate Transaction Parties provided such Consultants and/or Corporate Transaction Parties have a need to know and have executed nondisclosure agreements obligating such Consultants and/or Corporate Transaction Parties to keep the Confidential Information of the Disclosing Party confidential, or are otherwise bound by similar confidentiality obligations.

(d)    For purposes of this Agreement, the terms "Trade Secrets" and "Confidential Information" shall not include any materials or information to the extent that such materials or information: (i) are or become, without the Receiving Party’s involvement, publicly known or generally utilized by others engaged in the same business or activities in which the Disclosing Party utilized, developed or otherwise acquired such information; or (ii) are known to the Receiving Party prior to the receipt of such materials or information from the Disclosing Party as is evidenced by clear written evidence; or (iii) are furnished to others by the Disclosing Party with no restriction on disclosure.

(e)     Because of the unique nature of the Trade Secrets and Confidential Information, each Party understands and agrees that the Disclosing Party will suffer irreparable harm in the event that a Party fails to comply with any of its obligations under this Section and that monetary damages will be inadequate to compensate the Disclosing Party for such breach. Accordingly, the Parties agree that the Disclosing Party will, in addition to any other remedies available to it at law or in equity, be entitled, without requirement to post bond, to injunctive relief to enforce the terms of this Article 18.

(f)    Either Party may make disclosure as required by a court order or as otherwise required by law or in any legal or arbitration proceeding relating to this Agreement. If either Party is required by law or by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to disclose the Confidential Information, it will provide the other Party with prompt prior written notice of such request or requirement so that such Party may seek an appropriate protective order and/or waive compliance with this Section. The Party whose consent to disclose information is requested shall respond to such request, in writing, within five (5) working days of the request or within such shorter time as the circumstances may dictate by either authorizing the disclosure or advising of its election to seek a protective order, or if such Party fails to respond within the prescribed period the disclosure shall be deemed approved.

18.2     Nothing herein shall be construed as granting any right or license under any copyrights, inventions, or patents now or hereafter owned or controlled by Zayo or User.

18.3     Upon termination of this Agreement for any reason or upon request of the Disclosing Party, the Receiving Party shall return all Confidential Information, together with any copies of same, to the Disclosing Party or shall certify in writing to the Disclosing Party the destruction of the same. The requirements of confidentiality set forth herein shall survive the return of such Confidential Information.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

18.4    Neither Party shall, without first obtaining the written consent the other Party, use any trademark or trade name of the other Party or refer to the subject matter of this Agreement or the other Party in any promotional activity or otherwise, nor disclose to others any specific information about the subject matter of this Agreement. Neither Party shall issue any publication or press release relating directly or indirectly to this Agreement without the prior written consent of both Parties provided, however, that nothing in this section will prohibit either party from describing the transaction in a report filed under the federal securities laws to the extent required in the reasonable opinion of its counsel. Upon request of the other party, a party including such information in a report will advise the other party of the information to be included in such report.

18.5    The provisions of this Article 18 shall survive expiration or other termination of this Agreement.

19.    Default

19.1    A default shall be deemed to have occurred under this Agreement if:

(a)    in the case of a failure to pay any undisputed amount when due under this Agreement, a Party fails to pay such amounts within [***] days after receiving written notice from the other Party specifying said non-payments; or

(b)    in the case of any other material breach of a Party’s obligations, warranties or covenants under this Agreement, the breaching Party fails to cure such breach within [***] days after receiving written notice from the non‑breaching Party specifying such breach, provided that if the breach is of a nature that is curable but that cannot be cured within [***] days, a default shall not have occurred so long as the breaching Party in good faith has commenced to cure within said time period and thereafter diligently pursues such cure to completion; or

in the case of any material misrepresentation, which is either known or should have been known by a Party, not cured as provided in subsection 19.1(b) above ; or

(c)in the case a Party: (i) applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary proceeding under the Federal Bankruptcy Code or under any other law relating to relief from creditors generally, or (iv) fails to contest in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary proceeding under the Bankruptcy Code or under any other law relating to relief from creditors generally, or any application for the appointment of a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, or its liquidation, reorganization, dissolution, or winding-up.

19.2     In the event of a default hereunder, the non‑defaulting Party may avail itself of one or more of the following remedies: (i) take such actions, at the sole cost and expense of the defaulting Party, as it determines, in its sole discretion, are necessary to correct the default; (ii) pursue any remedies it may have under applicable law or principles of equity, including specific performance; and (iii) terminate this Agreement, by giving the defaulting Party written notice of termination.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

19.3     Notwithstanding anything contained in this Agreement to the contrary, User's sole and exclusive remedy for any failure by Zayo to deliver the User Dark Fibers by the Committed Delivery Date shall be limited to those contained in this Section 19.3.

(a)    With regard to the Initial User Dark Fibers as identified in Exhibit A, in the event Zayo shall have failed to deliver such User Dark Fibers within [***] days after the Committed Delivery Date specified in Exhibit A (as such date may be extended by Events of Force Majeure or otherwise under the terms of this Agreement), then User shall have the right, at its option, either (i) to [***] this Agreement with respect to those portions of User Dark Fiber that Zayo failed to deliver in a timely basis and proportionately adjust the Lease Fees accordingly, or (ii) to accept late delivery of the User Dark Fibers in such Exhibit A and receive [***] calculated from the date that is [***] after the Committed Delivery Date until such date that Zayo delivers in good faith a Completion Notice to User, or (iii) to [***]. If User elects to accept late delivery of the User Dark Fibers, [***]. If after [***] following the Committed Delivery Date the Acceptance Date has still not been obtained, User shall have the right, at its option, to [***] and receive [***] as provided above. If User [***], neither Party shall have any further duties, liabilities or obligations beyond those described in this Section 19.3 (a).

(b)    With regard to Additional Central Offices or Additional On-Net Buildings (both as described in Exhibit B), in the event Zayo shall have failed to deliver the User Dark Fibers within sixty (60) days after the Committed Delivery Date as identified in the Service Order (as such date may be extended by Events of Force Majeure or otherwise under the terms of this Agreement), then User shall have the right, at its option, either (i) [***] the applicable Service Order [***] for any payments made allocable to such Service Order, or (ii) to accept late delivery of the User Dark Fibers under such Service Order and receive [***],[***] until Zayo delivers in good faith a Completion Notice to User. If User elects to accept late delivery of the User Dark Fibers, [***] for the applicable Service Order shall be [***] and will not [***]. If after [***] following the Committed Delivery Date the Acceptance Date has still not been obtained, User shall have the right, at its option, to [***] the applicable Service Order and receive [***] as provided above. If User elects to [***], neither Party shall have any further duties, liabilities or obligations with regard to the applicable Service Order beyond those described in this Section 19.3 (b).

(c) With regard to Additional User Dark Fiber, in the event Zayo shall have failed to deliver such Additional User Dark Fiber within [***] of receipt of User’s written request containing User’s commitment to pay the applicable Lease Fee (“Request”) (as such date may be extended by Events of Force Majeure or otherwise under the terms of this Agreement), then User shall have the right, at its option, either (i) to [***] such request or Service Order with respect to those portions of Additional User Dark Fiber that Zayo failed to deliver in a timely basis and proportionately adjusted the Lease Fees accordingly, or (ii) to accept late delivery of the Additional User Dark Fibers and receive as [***] calculated from the date that is [***] after Zayo’s receipt of User’s Request until such date that Zayo delivers in good faith a Completion Notice to User, or (iii) [***] this request or Service Order in its entirety and receive full and immediate refund of all [***], plus interest on all such amounts calculated from date of User’s payment at the Interest Rate. If User elects to accept late delivery of the Additional User Dark Fibers, [***]. If after [***] following Zayo’s receipt of User’s Request, the Acceptance Date has still not been obtained, User shall have the right, at its option, to [***] the Request or Service Order in [***] and receive both [***] and [***] as provided above. If User elects to cancel or terminate such Request or Service Order, neither Party shall have any further duties, liabilities or obligations under the Agreement with regard to such Request or Service Order beyond those described in this Section 19.3 (c) and User obligation to continue payment of the Additional User Dark Fiber Payments shall cease.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

19.4     This Agreement may be terminated by either Party (“Terminating Party”), upon thirty (30) days prior written notice to the other Party, if the Terminating Party receives final notification from any governmental agency that its performance under this Agreement is a violation of the terms of the Communications Act of 1934, as amended by the Telecommunications Act of 1996 (the "Act"), provided that, with respect to such notice being given, such Terminating Party must:

(i)     first modify its performance under the Agreement, if possible, so that such Party's performance under the Agreement is no longer in violation of the Act; and

(ii)     enter into good faith negotiations with the other Party for a minimum period of three (3) months following such notice to restructure the terms and conditions of the Agreement so that the Terminating Party's performance under the Agreement is no longer in violation of the Act.

The termination rights under this Section 19.4 may be exercised only to the extent the modifications described in Subsections 19.4(i) and (ii) above cannot be made.

20.    Termination

20.1    Subject to Section 8.3, User shall have the right to terminate this Agreement in whole or in part: (a) if User, in its absolute discretion, determines that any of the User Dark Fibers have reached the end of their useful life, or (b) for convenience and without cause.

20.2    Upon the expiration of a Term for User Dark Fiber in Exhibit A or a Service Order Term, or other termination of this Agreement, (i) the Lease with respect to such User Dark Fiber or each such Service Order shall immediately terminate; (ii) all of User’s rights to use the Zayo System, the User Dark Fibers or any User Handholes shall cease with respect to the applicable expiring or terminated Term;(iii) all rights to the use of the applicable User Route and the applicable User Dark Fibers shall revert to Zayo; and (iv) except as otherwise stated in this Agreement, Zayo shall owe User no further duties, obligations or consideration with respect to the expired or terminated Lease(s).

20.3    Except as otherwise provided in Section 8.3, User shall, within thirty (30) days of such termination, remove all User Equipment and User Media used in connection with the User Dark Fibers. User shall accomplish such removal at User's sole expense, under Zayo's supervision and in a manner that does not damage the Zayo System. User shall be responsible for and shall indemnify Zayo from and against any damage, loss, cost or expense caused by such removal, normal wear and tear excepted. If User fails to remove its property within such period, the property shall be deemed abandoned and Zayo may dispose of the same in any manner it deems reasonably appropriate, at User's expense.

20.4    Termination of this Agreement shall not affect the rights or obligations of either Party that have arisen before the date of termination or expiration.

21.    Force Majeure

21.1    Neither Party shall not be in default under this Agreement if and to the extent that any failure or delay in a Party’s performance of one or more of its obligations hereunder is caused by any of the following conditions, and such Party’s performance of such obligation or obligations shall be

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

excused and extended for and during the period of any such delay: act of God or nature, including an earthquake, flood or hurricane; fire; fiber shortages or unavailability or other delay in delivery not resulting from a Party’s failure to timely place orders therefore or other actions or inactions (it being expressly acknowledged that the Cable that is being acquired for and installed in the Zayo System and that will include the User Dark Fibers must include higher fiber counts than necessary solely for the User Dark Fibers in order to permit completion of the entire Zayo System); lack of or delay in transportation not caused by a Party; governmental actions, restrictions or prohibitions ; war or civil disorder; strikes or other labor disputes; failure of a third Person to grant or to recognize an Underlying Right (provided that such Party has made timely and reasonable commercial efforts to obtain the same); inability of a Party to obtain access to the Zayo System as a result any of the above events; or any other cause beyond the reasonable control of a Party (collectively, "Events of Force Majeure"). The Party experiencing the Event of Force Majeure shall notify the other Party in writing of the existence of the event relied on and the cessation or termination of said Event of Force Majeure, and the Party experiencing the Event of Force Majeure shall exercise reasonable commercial efforts to minimize the time of any such delay. If the Event of Force Majeure prohibits User from making an undisputed payment, User shall nevertheless be responsible for payments due. User’s payment obligations to Zayo will be suspended without penalty or interest until such Event of Force Majeure has terminated or when thirty (30) days have passed, whichever is the first to occur.

22.    Dispute Resolution

22.1    Except as otherwise provided in Sections 18.1(e) and 25.4(c) with respect to equitable relief, and this Article 22, any dispute, controversy or claim between the Parties relating to, arising out of or in connection with this Agreement (or any subsequent agreements or amendments thereto), including as to its existence, enforceability, validity, interpretation, performance or breach or as to indemnification or damages, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being herein referred to as a “Dispute”) may be settled without litigation and by use of the following alternative dispute resolution procedure as agreed to by the Parties:

(a)    At the written request of a Party, each Party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon failure to reach agreement, the representatives may upon mutual agreement utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the Parties’ representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of both Parties shall not be admissible in the arbitration described below, or in any lawsuit. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

(b)    If negotiations between the representatives of the Parties do not resolve the Dispute within sixty (60) days of the initial written request, the Dispute upon mutual agreement of the Parties may be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the “Rules”). Either Party may demand such arbitration in accordance with the procedures set out in the Rules. The arbitration shall take place in Atlanta, Georgia. The arbitration hearing shall be commenced within sixty (60) days of such Party’s demand for arbitration. The arbitrator shall have the power to and will instruct each Party to produce evidence through discovery (i) that is reasonably requested by the other Party to

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

the arbitration in order to prepare and substantiate its case and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each Party hereto agrees to be bound by any such discovery order. The arbitrator shall control the scheduling (so as to process the matter expeditiously) and any discovery. The Parties may submit written briefs. At the arbitration hearing, each Party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses. No Party shall be eligible to receive, and the arbitrator shall not have the authority to award, incidental, consequential, indirect, special, exemplary or punitive damages. The arbitrator shall rule on the Dispute by issuing a written opinion within 30 days after the close of hearings. The arbitrator’s decision shall be binding and final. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

(c)    Each Party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator; provided, however, that if the arbitrator determines that the non-prevailing Party’s position in the Dispute, taken as a whole, is substantially frivolous or groundless , the arbitrator may order the non-prevailing Party to bear such fees and expenses, and reimburse the prevailing Party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator shall reasonably determine to be fair under the circumstances. Each Party to the arbitration shall pay one‑half of the fees and expenses of the arbitrator and the American Arbitration Association.

(d)    Notwithstanding any other provision of this Agreement, if any Party, as part of a Dispute, seeks injunctive relief or any other equitable remedy, including specific enforcement, then such Party shall be permitted, without requirement to post bond, to seek such injunctive or equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceeding under this Article 22.

22.2    If any Party files a judicial or administrative action asserting claims subject to arbitration as prescribed herein, and the other Party successfully stays such action or compels arbitration of said claims, the Party filing said action shall pay the other Party's costs and expenses incurred in seeking such stay or compelling arbitration, including reasonable attorneys' fees.

23.    Assignment and Transfer Restrictions

23.1    Except as provided below in this Section 23.1 and as provided in Section 23.2, User may not transfer or assign all or any part of this Agreement or of its interest under this Agreement, or delegate any duties, burdens, or obligations arising hereunder, without AGLN's prior express written consent, which consent may be given or withheld in AGLN's sole discretion. In no event whatsoever shall User transfer, sell, assign, condo, swap, exchange, lease, sublease, license, sublicense or grant indefeasible or other rights of use in or to any one or more of the User Dark Fibers or User’s interest therein, or enter into any other arrangement with any Person for such Person’s use of any one or more of the User Dark Fibers. A transfer, assignment or other action in violation of this Article 23 shall constitute a material breach of this Agreement and shall be null and void. If any such consent is given, User nevertheless shall remain fully and primarily liable for all obligations of User under this Agreement. Nothing in this section shall be construed to restrict the sale of Telecommunications Services by User.

23.2    Notwithstanding the provisions of Section 23.1 above, User may transfer and assign this Agreement in whole, but not in part, to a Permitted Assignee. As used herein, the term "Permitted Assignee" shall mean (a) any Affiliate of User, (b) any Person that purchases all or substantially all of

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

the assets of User, or any other Person formed by or surviving the merger or consolidation of User and any other Person or (c) any Person that purchases all or substantially all of the assets of User that are used in the provision of telecommunications services in the Atlanta metropolitan area, including User’s rights hereunder to the User Dark Fibers and all of the User Equipment. Any Permitted Assignee shall expressly assume in writing all obligations and liabilities with respect to the Agreement which arise after the effective date of assignment or transfer, prior to or upon the effectiveness of such assignment, and User shall thereupon be released from any liabilities and obligations under this Agreement that arise after the date of assignment or transfer, provided that such Permitted Assignee has a commercially reasonable credit standing sufficient to assume such liabilities. Any and all increased payments to grantors or providers of any Underlying Right and any other additional fees, charges, costs or expenses which result under the Underlying Rights or otherwise as a result of any Permitted Assignment or transfer of this Agreement by User shall be paid by User.

23.3    Nothing shall be deemed or construed to prohibit AGLN from assigning or otherwise transferring this Agreement, or any of its rights or interests herein, in whole or in part, or from selling, transferring, leasing, licensing, granting indefeasible rights of use in or entering into similar agreements or arrangements with other Persons respecting any Innerducts or other conduit tubing, Cable, fibers (other than the User Dark Fibers), or Associated Property constituting a part of the AGLN System, provided that User’s rights under this Agreement shall not be limited, restricted, abridged, terminated or otherwise adversely affected by any such assignment. If in connection with any assignment of this Agreement by AGLN, AGLN causes such assignee to contemporaneously therewith agree in writing to perform all of AGLN's obligations under this Agreement, then AGLN shall be released from liability hereunder. AGLN may encumber the AGLN System provided any such encumbrance created after the date of this Agreement shall be subject to the rights of User hereunder. AGLN may pledge or assign its rights under this Agreement to its Lender(s) for the purpose of securing financing for its construction, maintenance, or extension of the AGLN System.

24.    Representations, Warranties and Acknowledgments

24.1    By execution of this Agreement, each Party represents and warrants to the other:

(a)    That the representing Party has full right and authority to enter into and perform this Agreement in accordance with the terms hereof and thereof, and that by entering into or performing this Agreement, the representing Party is not in violation of its charter or bylaws, or any law, regulation or agreement by which it is bound or to which it is subject;

(b)     That the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action, that the signatories for such Party hereto are authorized to sign this Agreement, and that the joinder or consent of any other Party, including a court or trustee or referee, is not necessary to make valid and effective the execution, delivery and performance of this Agreement by such Party.

24.2    EXCEPT AS EXPRESSLY PROVIDED HEREIN, ZAYO MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE USER DARK FIBERS, THE ZAYO SYSTEM, THE ASSOCIATED PROPERTY, OR ANY WORK PERFORMED OR TO BE PERFORMED UNDER THIS AGREEMENT, INCLUDING ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OR USE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. THE WARRANTIES SET FORTH IN THIS AGREEMENT

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

CONSTITUTE THE ONLY WARRANTIES MADE BY ZAYO TO USER WITH RESPECT TO THIS AGREEMENT AND ARE MADE IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED.

25.    General

25.1    Binding Effect. This Agreement and each of the Parties' respective rights and obligations under this Agreement, shall be binding on and shall inure to the benefit of the Parties hereto and each of their respective permitted successors and assigns.

25.2    Waiver. The failure of either Party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

25.3    Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado, without giving effect to its principles of conflicts of laws.

25.4    Rules of Construction.

(a)    The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require. The words "include," "includes," and "including," shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All accounting terms not otherwise defined in this Agreement will have the meanings subscribed to them under generally accepted accounting principles as in effect from time to time in the United States.

(b)    Unless expressly defined herein, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

(c)     The Parties agree that if any breach or threatened breach of the representations, warranties or covenants of this Agreement would cause irreparable injury to a Party and money damages would not provide an adequate remedy to such Party, then, in addition to the rights and remedies available to such Party pursuant to this Agreement, such Party shall have the right to obtain equitable relief in the form of a temporary or permanent injunction or order for a specific performance, without the requirement of posting of bond.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

(d)    Except as set forth in Section 25.6, nothing in this Agreement is intended to provide any legal rights to anyone not an executing Party of this Agreement.

(e)    This Agreement has been fully negotiated between and jointly drafted by the Parties.

(f)    All actions, activities, consents, approvals and other undertakings of the Parties shall be performed in a reasonable and timely manner, it being expressly acknowledged and understood that time is of the essence in the performance of obligations required to be performed by a date expressly specified herein. Except as specifically set forth herein, for the purpose of this Agreement the standards and practices of performance within the telecommunications industry in the relevant market shall be the measure of a Party's performance.

25.5    Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits, Schedules and Attachments referred to herein are integral parts hereof and are hereby made a part of this Agreement. To the extent that any of the provisions of any Exhibit hereto are inconsistent with the express terms of this Agreement, the terms of this Agreement shall prevail. This Agreement may only be modified or supplemented by an instrument in writing executed by each Party and delivered to the Party relying on the writing.

25.6    No Personal Liability. Each action or claim against any Party arising under or relating to this Agreement shall be made only against such Party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such Party. No Party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other Party. Each of such Persons is an intended beneficiary of the mutual promises set forth in this Section and shall be entitled to enforce the obligations of this Section.

25.7    Relationship of the Parties. The relationship between User and Zayo shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including federal income tax purposes. User and Zayo, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk subject, however, to the terms and conditions hereof. Neither Party shall have the authority to bind the other Party by contract or otherwise or to make any representations or guarantees on behalf of the other Party.

25.8    Severability. If any section, subsection, sentence, clause, phrase, or other portion of this Agreement is, for any reason, declared invalid, in whole or in part, by any court, agency, commission, legislative body, or other authority of competent jurisdiction, such portion shall be deemed a separate, distinct, and independent portion. Such declaration shall not affect the validity of the remaining portions hereof, which other portions shall continue in full force and effect so long as the basic purpose of this Agreement remains in effect and is capable of enforcement.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

25.9    Remedies. Unless otherwise expressly limited or excluded herein, all remedies provided in this Agreement are cumulative and non-exclusive, and are in addition to all other remedies available at law or in equity, including without limitation any actions for damages.

25.10    Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

Remainder of page intentionally left blank.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. Omitted information, marked “[***]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

In confirmation of their consent and agreement to the terms and conditions contained in this Agreement and intending to be legally bound hereby, the Parties have executed this Agreement as of the date first above written.

Zayo Fiber Solutions, LLC
f/k/a AGL Networks, LLC

By: /s/ Gregg Strumberger
Name: Gregg Strumberger
Title: General Counsel
Date: April 28, 2011

tw telecom holdings inc.

By: /s/ John Blount
Name: John Blount
Title: Chief Operating Officer
Date: April 28, 2011